Exhibit 11

                      CORE INDUSTRIES INC AND SUBSIDIARIES
                       CALCULATION OF EARNINGS PER SHARE
               FOR THE YEARS ENDED AUGUST 31, 1993, 1994 AND 1995

                                           Year Ended August 31,
                                   -------------------------------------
                                      1993         1994          1995
                                   ----------   -----------   ----------
Earnings applicable
    to common stock                $8,565,000   $10,006,000   $3,828,000

     Net earnings                  $8,565,000   $10,006,000   $3,828,000

Average number of
    common shares
    outstanding (A)                $9,776,376   $ 9,800,135   $9,809,041

Earnings per share                 $     0.88   $      1.02   $     0.39

Note A: The number of common stock equivalents related to stock option plans were $100,000, $117,000 and $77,000 at the fiscal years ended 1993, 1994 and 1995, respectively.

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